Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Newport Corporation:

(1)	Registration Statement (Form S-8 No. 333-105623) pertaining to the registration of 2,178,205 shares of common stock pursuant to the Amended and Restated Employee Stock Purchase Plan;

(2)	Registration Statement (Form S-8 No. 333-86268) pertaining to 1,087,541 shares of common stock related to certain Stock Option Grants outside of a plan;

(3)	Registration Statement (Form S-8 No. 333-74076) pertaining to 6,000,000 shares of common stock pursuant to the 2001 Stock Incentive Plan;

(4)

Registration Statement (Form S-8 No. 333-41090) pertaining to 5,687,318 shares of common stock pursuant to the 1992 Stock Incentive Plan, the 1999 Stock Incentive Plan and the Employee Stock Purchase Plan; and

(5)	Registration Statement (Form S-8 No. 333-136182) pertaining to 6,000,000 shares of the 2006 Performance-Based Stock Incentive Plan;

of our report dated March 19, 2010 with respect to the financial statements of Ophir Optics, LLC, which are included in the consolidated financial statements of Ophir Optronics LTD, which appear in this Form 8-K of Newport Corporation.

/s/ Feeley and Driscoll, P.C.
Boston, MA
December 19, 2011